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                                                                       EXHIBIT 3

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT is made as of this 24th day of January, 2000, to further amend the Rights Agreement dated as of June 4, 1996, between QLogic Corporation, a Delaware corporation (the "Company") and Harris Trust Company of California (the "Rights Agent"), as previously amended as of November 19, 1997 (the "First Amendment").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of June 4, 1996 (the "Rights Agreement");

     WHEREAS, the Company and the Rights Agent have previously adopted the First Amendment dated as of November 19, 1997;

     WHEREAS, the Distribution Date, as defined in the Rights Agreement, has not yet occurred;

     WHEREAS, none of the members of the Board of Directors approving the amendments to the Rights Agreement on June 25, 1999 was elected by stockholder action by written consent or at a special meeting of stockholders (a meeting other than a regularly scheduled annual meeting);

     WHEREAS, the Board of Directors has determined that it is in the best interests of the stockholders of the Company that the Rights Agreement be further amended as set forth hereinbelow and directs that this Second Amendment be adopted; and

     WHEREAS, Section 27 of the Rights Agreement provides that the Company and the Rights Agent shall, if the Company so directs, amend any provision of the Rights Agreement without the approval of holders of Common Stock;

     NOW, THEREFORE, the parties agree to amend the Rights Agreement as follows:

     1.   Section 7(b) of the Rights Agreement which currently reads:

          "The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $225.00, and shall be subject to adjustment from time to time as provided in
          Section 11 hereof and shall be payable in accordance with paragraph
          (c) below."

shall be amended to read in its entirety as follows:

          "The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $425.00, and shall be subject to adjustment from time to time as provided in
          Section 11 hereof and shall be payable in accordance with paragraph
          (c) below."

     2.   Section 27 of the Rights Agreement which currently reads:

          "SUPPLEMENTS AND AMENDMENTS. This Agreement may be supplemented or amended at the times and for the purposes set forth below; provided, however, that no proposed supplement or amendment to this Agreement shall be effective unless (i)


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          there are Continuing Directors and (ii) a majority of such Continuing
          Directors, at a meeting of the Board of Directors duly called and held, votes in favor of the adoption of such proposed supplement or amendment. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.."

shall be amended to read in its entirety as follows:

          "SUPPLEMENTS AND AMENDMENTS. This Agreement may be supplemented or amended at the times and for the purposes set forth below; provided, however, that in the event that a majority of the Board of Directors of the Company is elected by stockholder action by written consent or at a special meeting of stockholders (a meeting other than a regularly scheduled annual meeting), no proposed supplement or amendment to this Agreement shall be effective until the earlier to occur of (i) the 180th day following the effectiveness of such election or (ii) the next regular annual meeting of shareholders of the Company following the effectiveness of such election (including any postponement or adjournment thereof). Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company

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          may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

     3. Except as set forth herein, the Rights Agreement, as previously amended by the First Amendment, shall remain in full force and effect, and terms not otherwise defined herein shall having the meanings ascribed to them in the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                         QLOGIC CORPORATION,
                                         a Delaware corporation


                                         By: /s/ THOMAS R. ANDERSON
                                             -----------------------------------
                                             Name:  Thomas R. Anderson
                                             Title: Vice President-Finance and
                                                    Chief Financial Officer

                                         HARRIS TRUST COMPANY OF CALIFORNIA


                                         By: /s/ NEIL T. ROSSO
                                             -----------------------------------
                                             Name:  Neil T. Rosso
                                             Title: Assistant Vice President


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